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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
VisiJet, Inc.

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2004 (except for Note 14, for which the date is April 14, 2004), on our audit of the financial statements of VisiJet, Inc. as of December 31, 2003, and the results of its operations and cash flows for the two years ended December 31, 2003.

/s/ Peterson & Co., LLP
Peterson & Co., LLP
San Diego, California

April 26, 2004